UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act Of 1934

February 21, 2007 (February 20, 2007)
Date of Report (Date of earliest event reported)

GREEN MOUNTAIN POWER CORPORATION
(Exact name of registrant as specified in its charter)

VERMONT
(State of other jurisdiction of incorporation)

1-8291	03-0127430
(Commission File Number)	(IRS Employer Identification Number)

163 ACORN LANE
COLCHESTER, VT 05446
(Address and zip code of principal executive offices)

(802) 864-5731
(Registrant’s telephone number, including area code)

N/A
(Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁬ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⁬ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⁬ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⁬ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On February 20, 2007, Green Mountain Power Corporation issued a press release regarding its earnings for the year ended December 31, 2006. A copy of this release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The earnings release contains a non-GAAP financial measure, operating earnings. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant's historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows of the registrant; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measures so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, GMP has provided a reconciliation in the earnings release of operating earnings to the most directly comparable GAAP financial measure to operating earnings, net income. GMP believes that the operating earnings provides a consistent and comparable measure of performance of its business to help shareholders understand performance factors and trends.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
99.1	Press release announcing earnings for the year ended December 31, 2006, furnished pursuant to Item 2.02.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN MOUNTAIN POWER CORPORATION (Registrant)
Date: February 21, 2007	By: /s/ Dawn D. Bugbee
Name: Dawn D. Bugbee Title: Vice President and Chief Financial Officer (principal accounting officer)

Exhibit Index

Exhibit	Description
99.1	Press release announcing earnings for the year ended December 31, 2006, furnished pursuant to Item 2.02.